Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“EPL OIL & GAS, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “ENERGY PARTNERS, LTD.” UNDER THE NAME OF “EPL OIL & GAS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF AUGUST, A.D. 2012, AT 1:02 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE FIRST DAY OF SEPTEMBER, A.D. 2012.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 01:08 PM 08/16/2012 FILED 01:02 PM 08/16/2012 SRV 120943005 – 2863545 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

EPL OIL & GAS, INC.

WITH AND INTO

ENERGY PARTNERS, LTD.

Pursuant to the provisions of §253 of the

Delaware General Corporation Law

Energy Partners, Ltd. (the “Company”) hereby certifies that:

1. The Company is a corporation organized and existing under the laws of the State of Delaware.

2. The Company owns all of the issued and outstanding capital stock of EPL Oil & Gas, Inc., a corporation organized and existing under the laws of the State of Delaware (“Subsidiary”).

3. On August 16, 2012, the board of directors of the Company adopted the following resolutions providing for the merger of the Subsidiary with and into the Company, which resolutions have not been amended or rescinded and are in full force and effect:

WHEREAS, the Company is the owner of all of the issued and outstanding shares of capital stock of EPL Oil & Gas, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Company deems it advisable to merge the Subsidiary with and into the Company, with the Company surviving the merger.

NOW, THEREFORE, BE IT RESOLVED, that the merger of the Subsidiary with and into the Company, pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”), so that the separate existence of the Subsidiary shall cease upon the Merger’s becoming effective, and the Company shall continue as the surviving corporation, is, in all respects, approved; and further

RESOLVED, that the Merger shall have the effects as set forth in Section 259 of the Delaware General Corporation Law; and further

RESOLVED, that the Certificate of Ownership and Merger, in the form attached hereto as Exhibit A (the “Certificate of Ownership and Merger”), is, in all respects, approved; and further

RESOLVED, that the Merger shall become effective at 12:01 a.m. (New Orleans time) on September 1, 2012 (the “Effective Time”); and further

RESOLVED, that pursuant to and at the Effective Time, the Subsidiary shall be merged with and into the Company, the separate existence of the Subsidiary shall cease and the name of the Company shall be changed from “Energy Partners, Ltd.” to “EPL Oil

& Gas, Inc.” by replacing Article I of this Company’s Amended and Restated Certificate of Incorporation with “ARTICLE I: The name of the Corporation is: EPL Oil & Gas, Inc.”; and further

RESOLVED, that at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then-outstanding share of common stock of the Subsidiary shall be cancelled, and no consideration shall be issued in respect thereof; and further

RESOLVED, that this Company may terminate or abandon the Merger at any time prior to the Effective Time; and further

RESOLVED, that the preparation and execution of any filings by the officers of the Company and the Subsidiary related to the Merger (or any termination or abandonment of the Merger) required to be made with the State of Delaware and any state or jurisdiction in which the Company or the Subsidiary is authorized to do business and the consummation of the transactions contemplated thereby be, and hereby are, approved; and further

RESOLVED, that such officers are hereby authorized, directed and empowered to prepare, execute and file, in the name and on behalf of the Company and the Subsidiary, as any such officer deems necessary or appropriate, any applications and other documents or instruments required to be filed (i) with the Securities and Exchange Commission, the New York Stock Exchange, or any other securities exchange or automated quotation system, domestic or foreign, and (ii) in all other states or jurisdictions in which the Company or the Subsidiary is authorized to do business, and to pay any appropriate fees and to take any and all further action that they or any of them may deem necessary or advisable; and further

RESOLVED, that such officers are hereby authorized, directed and empowered to execute and deliver, in the name and on behalf of the Company and the Subsidiary, any and all documentation and to take or cause to be taken any and all lawful action necessary or desirable to carry out the purposes of the foregoing resolutions, and that all such lawful actions, whether heretofore or hereafter performed, that are in conformity with the intent of these resolutions, being hereby ratified, confirmed and approved.

4. At the effective time of this Certificate of Ownership and Merger, the Subsidiary shall be merged with and into the Company, with the Company being the surviving corporation (the “Merger”).

5. At the effective time of the Merger, the name of the Company shall be changed to “EPL Oil & Gas, Inc.”

6. The filing of this Certificate of Ownership and Merger, and thus the Merger, shall be effective at 12:01 a.m. (New Orleans time) on September 1, 2012.

* * * * * * *

IN WITNESS WHEREOF, Energy Partners, Ltd. has caused this Certificate of Ownership and Merger to be executed this 16th day of August, 2012.

ENERGY PARTNERS, LTD.

By:
Name:	Tiffany J. Thom
Title:	Chief Financial Officer

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